Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 15, 2026 relating to the consolidated financial statements of NextNRG, Inc. as of and for the years ended December 31, 2025 and 2024 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

The Woodlands, TX

June 3, 2026